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                                                                    EXHIBIT 4.3

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                               GOTHAM GOLF CORP.
   (as successor to First Union Real Estate Equity and Mortgage Investments)

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                         8 7/8% Senior Notes due 2003

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                         SECOND SUPPLEMENTAL INDENTURE

                            Dated as of [         ]

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                J.P. Morgan Trust Company, National Association
                                    Trustee


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Supplementing the Indenture, dated as of October 1, 1993, by and between First
Union Real Estate Equity and Mortgage Investments and Society National Bank, as supplemented by the First Supplemental Indenture, dated as of July 31, 1998, by and between First Union Real Estate Equity and Mortgage Investments and Chase
                 Manhattan Trust Company, National Association

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                         SECOND SUPPLEMENTAL INDENTURE

   This SECOND SUPPLEMENTAL INDENTURE (this "AGREEMENT"), dated as of [      ],
is made by and among First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "TRUST"), Gotham Golf Corp., a Delaware corporation (the "SUCCESSOR CORPORATION"), and J.P. Morgan Trust Company, National Association (the "TRUSTEE").

                                  WITNESSETH:

   WHEREAS, the Trust and Society National Bank entered into an Indenture, dated as of October 1, 1993, and as amended and supplemented by the First Supplemental Indenture, dated as of July 31, 1998, by and between the Trust and Chase Manhattan Trust Company, National Association, as trustee (hereinafter, such Indenture and First Supplemental Indenture collectively referred to as the "INDENTURE"), pursuant to which the Trust issued certain 8 7/8% Senior Notes due 2003 (the "SECURITIES");

   WHEREAS the Trust has agreed to merge with and into the Successor Corporation, with the Successor Corporation as the surviving corporation, pursuant to the terms and conditions set forth in an Agreement and Plan of Merger and Contribution, dated as of February 13, 2002 (as amended, the "MERGER AGREEMENT"), by and among certain parties, including the Trust and the Successor Corporation;

   WHEREAS, as part of the Merger Agreement, the Trust has agreed to assign, and the Successor Corporation has agreed to assume, the Trust's covenants, agreements and obligations under the Indenture;

   WHEREAS, Section 901 of the Indenture provides, among other things, that the Trust and the Indenture Trustee may enter into a supplemental indenture without the consent of the holders of the Securities to evidence the succession of another corporation to the Trust, and the assumption by the successor corporation of the covenants, agreements and obligations of the Trust;

   WHEREAS, pursuant to the foregoing authority, the Trust desires to execute and deliver this Agreement for purposes of evidencing the succession of GGC, and the assumption by GGC, of the covenants, agreements and obligations of the Trust in the Indenture and in the Securities contained therein; and

   WHEREAS all the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid and binding agreement of the Trust, the Successor Corporation and the Trustee in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

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   NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust, the Successor Corporation and the Trustee hereby agree as follows:

                                  ARTICLE ONE

                            DEFINITIONS AND EFFECT

   Section 1.1 INCORPORATION OF PREVIOUS DOCUMENTS. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

   Section 1.2 DEFINITIONS. Capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

   Section 1.3 EFFECT OF SECOND SUPPLEMENTAL INDENTURE. From and after the execution and delivery of this Agreement, the Indenture shall be deemed to be modified as herein provided; however, except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

                                  ARTICLE TWO

                           ASSUMPTION OF OBLIGATIONS

   Section 2.1 EVIDENCE OF SUCCESSION. The Trust and the Trustee hereby recognize that the Successor Corporation, as the surviving corporation of the Merger, is the successor-in-interest to the Trust with respect to the Indenture and the Securities contained therein.

   Section 2.2 ASSUMPTION. The Successor Corporation, as the successor-in-interest to the Trust, hereby expressly assumes all of the respective covenants, agreements and obligations of the Trust under the Indenture. For purposes of the Indenture, the Successor Corporation hereby shall succeed to and be substituted for the Trust, with the same effect as if the Successor Corporation had been named as the Trust in the Indenture, and the Trust shall be relieved of any further obligation under the Indenture and under the Securities.

                                 ARTICLE THREE

                           ACCEPTANCE BY THE TRUSTEE

   Section 3.1 ACCEPTANCE BY THE TRUSTEE. The Trustee hereby accepts the amendments to the Indenture effected by this Agreement and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions in the Indenture and in this Agreement.

                                 ARTICLE FOUR

                           MISCELLANEOUS PROVISIONS

   Section 4.1 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Agreement.

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   Section 4.2  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

   Section 4.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

   Section 4.4 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

   Section 4.5 SUCCESSORS AND ASSIGNS. All covenants and agreements, whether so expressed or not, of the Trust, the Surviving Corporation and the Trustee in this Agreement shall bind each of the respective successors and assigns of the Trust, the Surviving Corporation and the Trustee.

   Section 4.6 SEVERABILITY CLAUSE. In the event that any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   Section 4.7 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Agreement limits, qualifies or conflicts with a provision of the Trust
Indenture Act of 1939, as amended (the "TIA"), that is required under the TIA to be a part of and govern this Agreement, the latter provision shall control. If any provision of this Agreement modifies or excludes any provisions of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

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   IN WITNESS WHEREOF, each of the Trust, Surviving Corporation and the Trustee has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                          FIRST UNION REAL ESTATE EQUITY
                                          AND MORTGAGE INVESTMENTS

                                          By: _________________________________
                                             Name: Daniel J. Altobello
                                             Title:  Trustee

                                          GOTHAM GOLF CORP.

                                          By: _________________________________
                                             Name: William A. Ackman
                                             Title:  Chairman, Board of
                                             Directors

                                          J.P. MORGAN TRUST COMPANY, NATIONAL
                                          ASSOCIATION, AS TRUSTEE

                                          By: _________________________________
                                             Name:
                                             Title:

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